Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	ICR
508-397-1138	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

•                  Fourth quarter non-GAAP revenues of $59.4 million increase 21% over prior year

•                  Fourth quarter non-GAAP operating income of $8.7 million increases 16% over prior year

Waltham, Mass. — February 4, 2010 — Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the fourth quarter and full year 2009.

GAAP revenues for the fourth quarter of 2009 were $58.8 million, a 22% increase from $48.3 million in the fourth quarter of 2008. Within total revenues, electronic data capture (EDC) license, application hosting and other related revenues were $41.6 million, representing 70% of fourth quarter total non-GAAP revenues and an increase of 18% from $35.3 million in the prior year period.

Bob Weiler, chairman and chief executive officer, remarked, “The fourth quarter was a strong finish to a successful year for Phase Forward and was highlighted by revenue growth and non-GAAP operating income that was at the high-end of our guidance.  We also won a number of highly competitive EDC evaluations, experienced continued rapid growth with our Phase Forward™ IRT offering, signed the first multi-million dollar agreement related to our Clinical Development Center offering from Waban and made progress bringing our late stage/ePRO solutions to market.”

Weiler added, “2009 was one of the most important years in the history of our company.  We took major steps to evolve Phase Forward from the leading EDC vendor to the first end-to-end provider of an integrated clinical research suite (ICRS) spanning EDC, IRT, data and statistical analysis platforms, safety and ePRO/late solutions.  The strength of our business model and balance sheet enabled us to execute on our strategy when we did.  We are already starting to see the benefits of our expanded offering and believe our early lead in providing an end-to-end ICRS offering will become increasingly important moving forward.”

For the fourth quarter of 2009, GAAP income from operations was $539,000, a reduction from $3.4 million in the fourth quarter of 2008 due primarily to non-cash expenses relating to a $2.3 million impairment charge and a $700,000 increase in the amortization of intangible assets resulting from acquisitions. GAAP net loss for the period was $68,000, or $0.00 per diluted share, compared to GAAP net income of $2.7 million, or $0.06 per diluted share in the fourth quarter of 2008.

For the fourth quarter of 2009, non-GAAP revenues were $59.4 million, which excludes a $597,000 purchase accounting adjustment to record deferred revenues and backlog assumed in acquisitions at fair value.  Non-GAAP income from operations was $8.7 million, an increase from $7.5 million in the prior year period, representing a non-GAAP operating margin of 15%.  Non-GAAP net income for the period was $5.9 million, or $0.13 per diluted share, compared to $5.8 million, or $0.13 per diluted share, in the fourth quarter of 2008.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income (loss) from operations and net income and net income per share applicable to common stockholders for the three and twelve months ended December 31, 2008 and 2009.  Non-GAAP results exclude the impact of stock-based compensation expense, amortization of intangible assets, the effects of purchase accounting adjustment to record deferred revenues and backlog assumed in acquisitions at fair value, impairment of intangible assets and restructuring expenses.

Total cash, cash equivalents and investments were $135.5 million at the end of the fourth quarter, a decrease of $11.7 million from $147.2 million at the end of the prior quarter.  For the fourth quarter, positive cash flow from operations of $15.1 million was offset by $12.9 million in capital spending and $14.0 million in cash used to repurchase shares as part of the $40 million share repurchase program approved by the Board of Directors and announced during the fourth quarter.  Total deferred revenues were $98.4 million at the end of the quarter,  down from $103.6 million at the end of the prior quarter and up from $88.5 million at the end of the fourth quarter of 2008.

Other Fourth Quarter and Recent Business Highlights

•                  During the fourth quarter, the company hosted its 8th annual International Users Conference (IUC) in Boston, Massachusetts, in addition to its annual users conference in Japan.  Over 100 companies were in attendance at these combined events, including a near doubling in attendance at Japan’s users conference, as Phase Forward officially launched its integrated, end-to-end ICRS offering and strategy.

•                  Strong growth related to the company’s Interactive Response Technology (IRT) offering continued in the fourth quarter and included a combined EDC/IRT agreement with Dow Pharmaceutical.  IRT-related revenue grew over 130% during the fourth quarter as compared to the prior year.

•                  The company announced a major new release of its IRT solution, Phase Forward™ IRT 5.0, which gives managers direct control over clinical supply management and helps to provide assurance of supply availability at randomization. Phase Forward IRT 5.0 also offers a new integrated drug forecasting module for advanced global clinical trial supply management and a new, enhanced user interface to streamline navigation and consolidate workflow.

•                  The Cancer Research UK’s Drug Development Office, the drug development arm of the world’s largest independent organization dedicated to cancer research, signed a multi-year agreement in which they are standardizing on Phase Forward’s InForm™ GTM solution.  Phase Forward was selected based on its partnership approach, global services team, the technical strength and scalability of its product, broad experience with oncology trials and the availability of investigators trained in using InForm.

•                  PharmaNet Development Group, Inc., a global drug development services company, signed a multi-year agreement to offer Phase Forward’s InForm GTM solution to its customers worldwide. PharmaNet provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug and medical device industries that includes clinical trial data management.

•                  The company’s CRO-related non-GAAP revenues of $13.6 million grew 30% year-over-year during the fourth quarter.

Full Year 2009 Summary Financial Results

GAAP revenues in 2009 were $213.3 million, a 25% increase from $170.2 million in 2008. Within total revenues, EDC license, application hosting and other related revenues were $154.7 million, an increase of 21% from $127.9 million in 2008, representing 73% of 2009 total revenues.

GAAP income from operations was $11.2 million in 2009, compared to $16.4 million in 2008. GAAP net income was $8.0 million, or $0.18 per diluted share, in 2009, compared to $13.8 million, or $0.32 per diluted share, in 2008.

Non-GAAP revenues in 2009 were $216.3 million, a year-over-year increase of 26% from $171.2 million in 2008. Non-GAAP income from operations was $33.6 million in 2009, representing an increase of 21% from 2008 and a full year operating margin of 16%. Non-GAAP net income was $23.1 million, or $0.52 per diluted share, in 2009. Non-GAAP net income was $21.3 million, or $0.48 per diluted share, in 2008.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income (loss) from operations and net income and net income per share applicable to common stockholders for the three and twelve months ended December 31, 2008 and 2009.

Financial Outlook

“As we begin 2010, we expect Phase Forward to deliver solid financial results, characterized by low to mid-teen revenue growth and a continuation of the recent trend of margin expansion,” said Weiler.  “With many of the visionaries and largest companies in the pharmaceutical industry further down the path from an EDC adoption perspective, it will be increasingly important for vendors to deliver a true end-to-end ICRS offering.  During 2010, and even more so in future years, we expect areas complementary to EDC to be the fastest growing segments of the ICRS market.  Moreover, it will be these areas along with the ability to deliver an end-to-end ICRS offering that customers will increasingly evaluate when making decisions on strategic vendor relationships.  We believe Phase Forward’s market share lead in EDC and status as the only true ICRS vendor at this time position the company well to sustain and potentially increase revenue growth as the market evolves toward purchases of integrated applications and end-to-end ICRS offerings.”

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the first quarter of 2010, the company currently expects the following:

•                  Non-GAAP revenue: $56.0 to $57.5 million

•                  Non-GAAP operating income: $7.3 to $8.1 million

•                  Non-GAAP EPS: $0.11 to $0.12

•                  GAAP EPS: $0.03 to $0.04

For the full year 2010, the company currently expects the following:

•                  Non-GAAP revenue: $240.0 to $248.0 million

•                  Non-GAAP operating income: $36.5 to $40.5 million

•                  Non-GAAP EPS: $0.54 to $0.60

•                  GAAP EPS: $0.26 to $0.32

GAAP EPS includes purchase accounting adjustments related to some of our acquisitions to record the assumed deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets. The expected GAAP and non-GAAP EPS reflects an estimated tax rate of 37% to 38%.

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. ET to discuss its financial results for the fourth quarter and full year 2009 and its outlook for the first quarter and full year 2010.

The investor conference call will be available via live webcast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-680-0865 and the international dial-in is +1 617-213-4853. The access code is 92050428. Investors are advised to dial into the call at least ten minutes prior to the call to register.  The webcast will be available for replay until Thursday, March 4, 2010 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 300 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, SGS, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, possible acquisitions, integration of acquired businesses, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain or increase profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP revenues, income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008	2009

Revenues:
License	$14,029	$15,867	$52,704	$59,837
Service	34,293	42,954	117,480	153,420
Total revenues	48,322	58,821	170,184	213,257
Costs of revenues:
License(2)	596	609	2,715	2,519
Service(1), (2)	19,820	25,696	70,225	89,916
Total cost of revenues	20,416	26,305	72,940	92,435
Gross margin:
License	13,433	15,258	49,989	57,318
Service	14,473	17,258	47,255	63,504
Total gross margin	27,906	32,516	97,244	120,822

Operating expenses:
Sales and marketing(1), (2)	8,063	9,650	28,021	33,750
Research and development(1)	7,497	10,282	25,500	37,526
General and administrative(1), (2)	8,447	9,752	26,821	36,067
Lease exit costs	527	—	527	—
Impairment of intangible assets	—	2,293	—	2,293
Total operating expenses	24,534	31,977	80,869	109,636

Income from operations	3,372	539	16,375	11,186
Other income:
Interest income	1,093	271	5,863	1,744
Other, net	(810)	(72)	(1,039)	513
Total other income	283	199	4,824	2,257

Income before provision for income taxes	3,655	738	21,199	13,443
Provision for income taxes	947	806	7,354	5,397
Net income (loss)	$2,708	$(68)	$13,845	$8,046

Net income (loss) per share applicable to common stockholders:
Basic	$0.06	$(0.00)	$0.33	$0.19
Diluted	$0.06	$(0.00)	$0.32	$0.18

Weighted average number of common shares used in net
income (loss) per share calculations:
Basic	42,308	42,741	42,092	42,663
Diluted	43,945	42,741	43,942	44,437

(1)           Amounts include stock-based compensation expense, as follows:

Costs of service revenues	$340	$736	$1,618	$2,018
Sales and marketing	302	775	1,377	2,078
Research and development	251	1,285	1,182	3,750
General and administrative	1,421	1,311	4,168	5,451
Total stock-based compensation expense	$2,314	$4,107	$8,345	$13,297

(2)           Amounts include amortization of intangible assets, as follows:

Costs of license revenues	$155	$208	$792	$765
Costs of service revenues	61	292	61	1,096
Sales and marketing	262	649	693	1,744
General and administrative	27	25	34	103
Total amortization of intangible assets	$505	$1,174	$1,580	$3,708

Phase Forward Incorporated

Reconciliation of GAAP Revenues, GAAP Income From Operations and GAAP Net Income to

Non-GAAP Revenues, Non-GAAP Income From Operations and Non-GAAP Net Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2009	2008	2009
TOTAL REVENUES:
GAAP total revenues	$48,322	$58,821	$170,184	$213,257
Deferred revenues and backlog adjustments related to acquisitions (1)	779	597	980	2,995
Non-GAAP total revenues	$49,101	$59,418	$171,164	$216,252

INCOME FROM OPERATIONS:
GAAP income from operations	$3,372	$539	$16,375	$11,186
Stock-based compensation expense	2,314	4,107	8,345	13,297
Amortization of intangible assets	505	1,174	1,580	3,708
Deferred revenues and backlog adjustments related to acquisitions (1)	779	597	980	2,995
Lease exit costs	527	—	527	—
Impairment of intangible assets	—	2,293	—	2,293
Restructuring	—	—	—	86
Non-GAAP income from operations	$7,497	$8,710	$27,807	$33,565

NET INCOME:
GAAP net income (loss)	$2,708	$(68)	$13,845	$8,046
Stock-based compensation expense, net of tax	1,715	3,019	5,449	8,969
Amortization of intangible assets, net of tax	374	863	1,032	2,501
Deferred revenues and backlog adjustments related acquisitions, net of tax (1)	577	439	618	2,020
Lease exit costs, net of tax	391	—	333	—
Impairment of intangible assets, net of tax	—	1,691	—	1,547
Restructuring, net of tax	—	—	—	59
Non-GAAP net income	$5,765	$5,944	$21,277	$23,142

GAAP net income per share applicable to common stockholders:
Diluted	$0.06	$(0.00)	$0.32	$0.18

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.13	$0.13	$0.48	$0.52

(1)          Fair value adjustments to deferred revenues and backlog.  Purchase accounting requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value as of the time of the acquisition. Consequently, we do not recognize the full amount of these deferred revenues and backlog. We add back non-GAAP revenues associated with deferred revenues and backlog that were excluded as a result of purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired business in a manner consistent with the revenue recognition for our pre-existing products and services.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	As of December 31,
	2008	2009

Assets
Current assets:
Cash and cash equivalents	$131,550	$41,862
Restricted cash, current portion	500	—
Short-term investments	27,893	67,241
Accounts receivable, net of allowance of $578 and $781, respectively	39,999	56,034
Acquired future billings, current portion	1,129	172
Deferred set up costs, current portion	2,393	2,786
Prepaid commissions and royalties, current portion	4,524	5,449
Prepaid expenses and other current assets	4,773	6,287
Deferred income taxes, current portion	12,895	9,521
Securities settlement agreement	—	4,345
Total current assets	225,656	193,697

Acquired future billings, net of current portion	962	396
Property and equipment, net	36,615	52,840
Deferred set up costs, net of current portion	1,630	2,835
Prepaid commissions and royalties, net of current portion	4,277	5,375
Intangible assets, net of accumulated amortization of $3,624 and $7,332 respectively	27,586	41,661
Goodwill	39,125	59,027
Deferred income taxes, net of current portion	7,107	5,465
Restricted cash, net of current portion	962	962
Long-term investments	18,022	26,439
Securities settlement agreement	5,322	—
Other assets	626	1,259
Total assets	$367,890	$389,956

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,895	$5,909
Accrued expenses	22,686	27,634
Leasehold incentive obligation, current portion	791	956
Deferred revenues, current portion	79,918	85,896
Total current liabilities	112,290	120,395

Deferred rent, net of current portion	564	2,115
Leasehold incentive obligation, net of current portion	7,248	7,914
Deferred revenues, net of current portion	8,600	12,478
Other long-term liabilities	1,515	1,726
Total liabilities	130,217	144,628

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued— 42,986 and 43,577 shares, respectively	430	436
Additional paid-in capital	283,676	296,572
Treasury stock, 37 and 980 shares at cost, respectively	(111)	(14,147)
Accumulated other comprehensive (loss) income	(672)	71
Accumulated deficit	(45,650)	(37,604)
Total stockholders’ equity	237,673	245,328

Total liabilities and stockholders’ equity	$367,890	$389,956

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended December 31,
	2008	2009
Operating activities
Net income	$13,845	$8,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,198	17,068
Stock-based compensation expense	8,345	13,297
Loss on disposal of fixed assets	454	55
Amortization of leasehold incentive obligation	(66)	831
Provision for allowance for doubtful accounts	322	311
Deferred income taxes	6,525	2,614
Amortization of discounts or premiums on investments	(112)	(135)
Impairment charge on intangible assets	—	2,293
Change in fair value of investments	6,028	(1,598)
Change in fair value of securities settlement agreement	(5,322)	977
Changes in assets and liabilities:
Accounts receivable and acquired future billings	(2,916)	(12,911)
Deferred costs	(1,925)	(3,365)
Prepaid expenses and other current assets	(651)	(1,680)
Accounts payable	7,485	(3,283)
Accrued expenses	3,932	2,878
Deferred revenue	18,914	6,375
Deferred rent	196	1,551
Net cash provided by operating activities	65,252	33,324

Investing activities
(Increase) decrease in restricted cash	(1,462)	500
Proceeds from maturities of short-term and long-term investments	55,291	61,478
Purchase of short-term and long-term investments	(57,901)	(107,510)
Purchase of property and equipment	(21,501)	(29,207)
Cash paid for acquisitions, net of cash acquired	(40,848)	(34,629)
Net cash used in investing activities	(66,421)	(109,368)

Financing activities
Proceeds from issuance of common stock	2,185	2,493
Withholding taxes in connection with vesting of restricted stock awards	(1,723)	(2,888)
Purchase of treasury stock	—	(14,036)
Net cash provided by (used in) financing activities	462	(14,431)
Effect of exchange rate changes on cash and cash equivalents	(1,144)	787
Net decrease in cash and cash equivalents	(1,851)	(89,688)
Cash and cash equivalents at beginning of period	133,401	131,550
Cash and cash equivalents at end of period	131,550	41,862
Short-term and long-term investments at end of period	45,915	93,680
Total cash, cash equivalents and short-term and long-term investments at end of period	$177,465	$135,542